Exhibit 99.2

AUTODESK, INC.

PROMISE TO MAKE CASH PAYMENT AND OPTION AMENDMENT

Autodesk, Inc. (the “Company”) and                              are parties to the stock option agreements listed on Exhibit A (individually an “Agreement” and collectively the “Agreements”) granting Optionee options (the “Options”) to purchase shares of the Company’s common stock subject to the terms of the Company’s 1996 Stock Plan.

1. Modification of Exercise Price. As of the date hereof, the Exercise Price per Share set forth in an Agreement shall be amended to the new Exercise Price per Share as set forth on Exhibit A.

2. Payments. Promptly following the effective date of this Amendment, the Company will pay to Optionee a cash payment equal to the amount set forth on Exhibit A, which represents 150% of the difference between the new Exercise Price per share of an amended Option and the original Exercise Price per share multiplied by the number of unexercised shares subject to the amended Option.

3. Option Agreements. To the extent not expressly amended hereby, the Agreements remain in full force and effect.

4. Entire Agreement. This Promise to Make Cash Payment and Option Amendment (the “Amendment”), taken together with the Agreements (to the extent not expressly amended hereby) and any duly authorized written agreement entered into by and between the Company and the Optionee relating to the stock option grants evidenced by the Agreements, represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the stock option grants evidenced by the Agreements, and may be amended at any time only by mutual written agreement of the parties hereto. This Amendment amends your Agreements. Please read this Amendment carefully and keep it for future reference.

This Amendment must be properly completed and signed by you and delivered to Pascal Di Fronzo at Autodesk, Inc., 111 McInnis Parkway, San Rafael, CA 94903, U.S.A. or via fax at (415) 532-2107. A properly completed and signed Amendment is not effective until it is received by Pascal Di Fronzo and signed by an authorized representative of Autodesk, Inc.

*****

IN WITNESS WHEREOF, this instrument is executed as of                     , 2007.

AUTODESK, INC.	OPTIONEE

By:	By:

Name:	Name:

Title:	Residence Address:

Date:	Date:

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Exhibit A

Grant Number	Option Grant Date	Number of Shares	Original Exercise Price	New Exercise Price	Cash Payment
[INSERT]	[INSERT]	[INSERT]	[INSERT]	[INSERT]	[INSERT]

[INSERT]	[INSERT]	[INSERT]	[INSERT]	[INSERT]	[INSERT]

[INSERT]	[INSERT]	[INSERT]	[INSERT]	[INSERT]	[INSERT]

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